As filed with the Securities and Exchange Commission on October 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEAF GROUP LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4731239 (I.R.S. Employer Identification No.)

1655 26th Street

Santa Monica, California, 90404

(310) 656-6253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Moriarty

Chief Executive Officer

Leaf Group Ltd.

1655 26th Street

Santa Monica, California 90404

(310) 656-6253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Wergeles Leaf Group Ltd. 1655 26th Street Santa Monica, California 90404 (310) 656-6253	Anthony J. McCusker Bradley C. Weber Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering by Leaf Group
Common Stock, par value $0.0001 per share		(1)		(2)		(2)	—
Preferred Stock, par value $0.0001 per share		(1)		(2)		(2)	—
Warrants		(1)		(2)		(2)	—
Units		(1)		(2)		(2)	—
Subtotal of Primary Offering		(1)		(2)	$100,000,000.00	(3)	$10,910.00
Secondary Offering by Selling Stockholders
Common Stock, par value $0.0001 per share	8,000,000		$7.19	(4)	$57,520,000.00	(4)	$6,275.43
Total for Primary and Secondary Offerings							$17,185.43	(5)

(1)             With respect to the primary offering, this registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)             The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)             The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)             The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock reported on The New York Stock Exchange on October 12, 2020.

(5)             Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended, the registration fee due is offset partially by the registrant applying $16,634.80 of the $19,035 that the registrant previously paid to register unsold securities pursuant to Registration Statement No. 333-216226, originally filed on February 24, 2017 by the registrant).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 14, 2020

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

8,000,000 Shares

of

Common Stock

Offered by the Selling Stockholders

We may, from time to time in one or more offerings, offer and sell common stock, preferred stock, warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of two or more other securities. The aggregate offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

In addition, selling stockholders to be named in a prospectus supplement may, from time to time in one or more offerings, offer and sell up to 8,000,000 shares of our common stock. In the prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. We will not receive any proceeds from the sale of our common stock by selling stockholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities.

The prospectus provides a general description of the securities we or the selling stockholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell our securities from time to time, together or separately. If we or the selling stockholders use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus to read about factors you should consider before buying our securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “LEAF.” On October 12, 2020, the last reported sale price of our common stock on the NYSE was $7.17 per share. There is currently no market for the other securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000, and the selling stockholders to be named in a prospectus supplement to this prospectus may sell up to an aggregate amount of 8,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or a free writing prospectus, you should rely on the information in the accompanying prospectus supplement or the related free writing prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. You should carefully read the entire prospectus and any related prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. You should assume that the information in this prospectus, any prospectus supplement or free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not imply or represent by delivering this prospectus that Leaf Group Ltd., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any of the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

In this prospectus, unless the context requires otherwise, the words “Leaf Group,” “we,” “company,” “us” and “our” refer to Leaf Group Ltd. and our wholly owned subsidiaries.

The Leaf Group logo and other trademarks or service marks of Leaf Group appearing in this prospectus are the property of Leaf Group. Trade names, trademarks and service marks of other companies appearing in this prospectus and the documents incorporated by reference are the property of the respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at ir.leafgroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet website listed above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•                  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

•                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020 and for the quarter ended June 30, 2020 filed with the SEC on July 31, 2020;

•                  our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 20, 2020

•                  our Current Reports on Form 8-K, filed with the SEC on April 3, 2020, April 16, 2020, April 23, 2020, April 24, 2020, April 28, 2020, May 7, 2020, May 20, 2020, May 21, 2020, May 22, 2020, June 2, 2020, June 19, 2020, July 10, 2020, July 15, 2020, August 14, 2020, and September 24, 2020; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-35048) filed with the SEC on January 21, 2011.

All reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was later filed. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Any such request may be made by writing or telephoning us at the following address or phone number:

Leaf Group Ltd.

Attn: Secretary

1655 26th Street

Santa Monica, California 90404

Telephone: (310) 656-6253

These documents are also available in the Investor Relations section of our website, which is located at ir.leafgroup.com, and as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or free writing prospectus, and any documents incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are so identified. You should not rely upon forward-looking statements as guarantees of future performance. We have based these forward-looking statements largely on our current financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” this prospectus and any accompanying prospectus supplement or free writing prospectus, and in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus supplement or free writing prospectus, and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and any other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, any related prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we currently expect.

LEAF GROUP LTD.

Leaf Group is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness and home, art and design.

Our business is comprised of two segments: Marketplaces and Media.

Marketplaces

Through our Marketplaces segment, we operate leading art and design marketplaces where large communities of artists and designers can market and sell their original art and designs printed on a wide variety of products. Our made-to-order marketplaces, consisting of Society6.com, or Society6, and our wholesale channel, Deny Designs, or collectively the Society6 Group, provide artists and designers with an online commerce platform to feature and sell their original art and designs on an array of consumer products primarily in the home décor category. Saatchi Art, inclusive of SaatchiArt.com, or Saatchi Art, and its art fair event brand, The Other Art Fair, or collectively the Saatchi Art Group, is a leading online art gallery where a global community of artists exhibit and sell their original artwork directly to consumers through a curated online gallery or in-person at art fairs hosted in the United Kingdom, Australia, Canada, and the United States. Saatchi Art’s online art gallery features a wide selection of original paintings, drawings, sculptures and photography.

Media

Our Media segment brands educate and entertain consumers across a wide variety of life topics, including the popular “fitness and wellness” and “home and design” verticals. In the “fitness and wellness” vertical, our leading brands include Well+Good and Livestrong.com which help people lead healthier lives. In the “home and design” vertical, Hunker is our leading brand inspiring people to improve the space around them. These brands are the leaders in our catalog of over 60 other brands focused on specific categories or interests that we either own and operate or host and operate for our partners.

Leaf Group is a Delaware corporation that was established in March 2006. Our headquarters are located at 1655 26th Street, Santa Monica, California 90404 and our main telephone number is (310) 394-6400. Our common stock is listed on the NYSE under the symbol “LEAF.”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, you should carefully consider any risks described under the caption “Risk Factors” in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Information Incorporated By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties described in this prospectus, any prospectus supplement, or in any document incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes including capital expenditures, working capital, acquisitions, and other business opportunities.

We will not receive any of the proceeds from sales of securities by selling stockholders, if any, pursuant to this prospectus, although we may pay the expenses, other than any underwriting discounts and commissions, associated with the registration and sale of those securities.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 8,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholder shares included in this prospectus were originally acquired prior to our initial public offering in January 2011.

Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock that we or the selling stockholders may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we or the selling stockholders may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.

Common Stock

Our amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.0001 par value per share. As of September 30, 2020, there were outstanding:

•                  28,991,033 shares of common stock (exclusive of 1,655,186 shares held in treasury);

•                  1,700,149 shares of common stock issuable upon exercise of outstanding stock options; and

•                  2,393,126 restricted stock units.

All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Our shares of common stock are not redeemable and do not have preemptive rights.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. No shares of preferred stock were issued and outstanding as of September 30, 2020. The rights, preferences and privileges of our preferred stock could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law, or the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such class or series, including, but not limited to, the following:

•                  the number of shares constituting each class or series;

•                  dividend rights and rates;

•                  voting rights;

•                  conversion terms;

•                  rights and terms of redemption (including sinking fund provisions);

•                  rights upon dissolution of the company or a distribution of assets; and

•                  liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the certificate of designation that contains the terms of the applicable series of preferred stock.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. In addition, our certificate of incorporation and bylaws provides that only our board of directors may fill vacancies created by expansion of our board of directors or the resignation, death or removal of a director. Subject to the rights of holders of any series of preferred stock then outstanding, our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, Chairman of our board of directors, Chief Executive Officer or President (in the absence of a Chief Executive Officer) may call a special meeting of stockholders. In addition, our amended and restated bylaws provide that stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Subject to the rights of holders of any series of preferred stock then outstanding, our amended and restated certificate of incorporation and amended and restated bylaws require a 66-2/3% stockholder vote for the rescission, alteration, amendment or repeal of the bylaws by stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the inability of our stockholders to remove a director without cause will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of assets of the corporation with an aggregate market value of 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the stockholder’s affiliates and associates (as defined in Section 203), beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Acceleration of Equity Awards Upon Change of Control

Generally, under our Amended and Restated 2006 Equity Incentive Plan and our Amended and Restated 2010 Incentive Award Plan, in the event of certain mergers, a reorganization or consolidation of our company with or into another corporation or the sale of all or substantially all of our assets or all of our capital stock wherein the successor corporation does not assume outstanding equity awards, including stock options and restricted stock units, or issue equivalent equity awards, our board of directors is required to accelerate the vesting of any such equity awards outstanding under such plans.

Listing

Our common stock is listed on the NYSE under the symbol “LEAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company LLC. The transfer agent’s telephone number is (800) 937-5449.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that will contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

• the offering price and the aggregate number of warrants offered;

• the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

• the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

• the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

• the terms of any rights to redeem or call the warrants;

• the date on which the right to exercise the warrants will commence and the date on which the right will expire;

• United States Federal income tax consequences applicable to the warrants; and

• any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants and terms relating to warrant adjustments.

Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to vote, consent, receive dividends, or receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF THE UNITS

We may issue units consisting of our common stock or preferred stock and/or warrants to purchase common stock or preferred stock in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file the form of each unit agreement relating to units offered under this prospectus as an exhibit to the registration statement of which this prospectus is a part, or we will incorporate them by reference from another report that we file with the SEC.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                  the title of the series of units;

•                  identification and description of the separate constituent securities comprising the units;

•                  the price or prices at which the units will be issued;

•                  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                  a discussion of certain United States federal income tax considerations applicable to the units; and

•                  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We, or selling stockholders, may sell the securities from time to time pursuant to a variety of methods including underwritten public offerings, negotiated transactions, block trades, or a combination of these methods or through underwriters or dealers, through agents, and/or directly to one or more purchasers. We or the selling stockholders may use any one or more of the following methods when selling securities covered by this prospectus:

•                  on any national securities exchange or quotation service on which our securities may be listed or quoted at the time of sale, including the NYSE;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or services or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through agents;

•                  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  through one or more underwriters on a firm commitment or best-efforts basis;

•                  in an exchange distribution in accordance with the rules of the applicable exchange;

•                  through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and include, to the extent required, the following information:

•                  the terms of the offering;

•                  the name or names of any underwriters or agents;

•                  the purchase price of the securities;

•                  any initial public offering price;

•                  the net proceeds from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any commissions paid to agents.

The selling stockholders may also sell their respective shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate proceeds of the securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities that may be offered by us will be passed upon for us by Goodwin Procter LLP, Redwood City, California. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Leaf Group Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Common Stock

Preferred Stock

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Leaf Group Ltd. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$17,185.43
Legal fees and expenses	*
Accounting fees and expenses	*
NYSE supplemental listing fee	*
FINRA filing fee	*
Printing expenses	*
Miscellaneous expenses	*
Total	*

* Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

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Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our amended and restated bylaws further provide for the advancement of expenses to each of our officers and directors.

Our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our amended and restated certificate of incorporation or amended and restated bylaws.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us, within the meaning of the Securities Act, against certain liabilities.

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Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1

Amended and Restated Certificate of Incorporation of Leaf Group Ltd. (formerly known as Demand Media, Inc.) (the “Company”), as amended effective November 9, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2017)

4.2	Amended and Restated Bylaws of Leaf Group Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 10-Q filed with the SEC on November 14, 2016)
4.3	Form of Leaf Group Ltd. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2016)
4.4*	Form of Certificate of Designations of Preferred Stock
4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.6*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement and Unit Certificate
5.1**	Opinion of Goodwin Procter LLP
23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Leaf Group Ltd.
23.2**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this registration statement)

* To be filed, if necessary, by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

** Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on this 14th day of October, 2020.

LEAF GROUP LTD.

By:	/s/ Sean Moriarty
Sean Moriarty Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Sean Moriarty, Brian Gephart and Adam Wergeles, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2020
/s/ Sean Moriarty
Sean Moriarty

/s/ Brian Gephart	Interim Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	October 14, 2020
Brian Gephart

/s/ Beverly K. Carmichael	Director	October 14, 2020
Beverly K. Carmichael

/s/ Deborah A. Benton	Director	October 14, 2020
Deborah A. Benton

/s/ John Pleasants	Director	October 14, 2020
John Pleasants

/s/ Jennifer Schulz	Director	October 14, 2020
Jennifer Schulz